Press Release

FOR IMMEDIATE RELEASE

Texen Oil and Gas Commences Workover Program on Helen Gohlke Field

Houston, Texas, September 27, 2004 - Texen Oil and Gas, Inc. (OTC BB: TXEO), a Standard and Poor's listed company, is pleased to announce that it has commenced the scheduled workover program in the Helen Gohlke Field, with the initial re-work on the Charles Kuester 20.

The initial program has begun with a re-work of the Charles Kuester 20. "We are very excited to enter the next phase of our revitalization program; we hope to deliver to our shareholders similar successes that we achieved in the workover program on the Brookshire Salt Dome," states Mr. Michael Sims, President and CEO of Texen Oil and Gas, Inc.

In other developments, the company is still in negotiations with potential financing partners to assist the company with acquisitions of new oil and gas properties and developing existing properties.

About Texen Oil and Gas, Inc.

Texen Oil and Gas, Inc. is a Houston based oil and gas exploration and development (E&D) company. The company leases approximately 6,000 acres of crude oil and natural gas properties in Victoria, DeWitt and Waller Counties, Texas. Texen Oil and Gas is focused on acquiring, developing and producing proven, developed and underdeveloped reserves, which offer long-term value for the company. We trade under the stock symbol: TXEO on the OTC bulletin board. For additional information, please visit our web site at: http://www.texenoilandgas.com/

Forward-Looking Statements: This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the Company's SEC filings. These risks and uncertainties could cause the Company's actual results to differ materially from those indicated in the forward-looking statements.

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Contact Information:
Texen Oil and Gas, Inc.
Corporate Headquarters
Tel: 1-713-782-5758
E-mail: info@texenoilandgas.com

Texen Oil and Gas, Inc. -  www.texenoilandgas.com